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                                                                    Exhibit 23.1


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use of our report dated February 13, 1998 incorporated by reference in this Current Report of CyberGuard Corporation on Form 8-K.




/s/ TOBKIN, CHIANG & HAMMON
TOBKIN, CHIANG & HAMMON, certified public accountants
San Jose, California
June 22, 1998